BERLIN MILLS RAILWAY, INC.

                  Directors Consent In Lieu Of Special Meeting

                                 March 15, 1982



     The undersigned, being all of the members of the Board of Directors of Berlin Mills Railway, Inc. (the "Corporation"), in lieu of holding a special meeting of directors, adopt the following resolutions:

     RESOLVED, that the bylaws of this Corporation are amended by changing all references of "Secretary" to "Assistant Secretary", and by changing all references of "Clerk" to "Secretary".

     RESOLVED, that the following persons are hereby elected to the offices set out beside their names, to serve until the next annual meeting of directors or until their successors are elected and shall qualify:


Irene O. Markovich                             Secretary

Richard H. Catlett, Jr.                        Assistant Secretary


      Dated as of this 15th day of March, 1982.

                                               /s/ Brenton S. Halsey
                                               ---------------------------------
                                               Brenton S. Halsey

                                               /s/ Robert C. Williams
                                               ---------------------------------
                                               Robert C. Williams

                                               /s/ Richard H. Catlett, Jr.
                                               ---------------------------------
                                               Richard H. Catlett, Jr.

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                            BERLIN MILLS RAILWAY, NC.


                         UNANIMOUS CONSENT OF DIRECTORS


     The undersigned, being all the members of the Beard of Directors of Berlin Mills Railway, Inc. (the "Company"), hereby consent to the adoption of the following resolution:

     RESOLVED, Section 2., ARTICLE IV of the bylaws of the Company is deleted in its entirety and a new Section 2. is inserted in lieu thereof as follows:

          Section 2. Annual Meeting - The annual meeting of stockholders shall be held on the second Thursday in April of each year.

     IN WITNESS WHEREOF, the undersigned have affixed their names as of December 30, 1990.


/s/ Ronald L. Lafferty                                     March 7, 1991
------------------------
Ronald L. Lafferty

/s/ Henry W. Noel                                          March 8, 1991
------------------------
Henry W. Noel


/s/ John F. Shank                                          March 14, 1991
------------------------
John F. Shank